A PARTNERSHIP of INCORPORATED PROFESSIONALS	Amisano Hanson
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form SB-2, dated March 13, 2007, of our report dated February 21, 2007, relating to the financial statements of Nuance Resources, Corp., as of November 30, 2006, which appears in such
Form SB-2.

Vancouver, Canada	“AMISANO HANSON”
March 13, 2007	Chartered Accountants

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net